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                                                                 Exhibit 1

                                PLEDGE AGREEMENT


      PLEDGE AGREEMENT dated this 12th day of November, 1997 between APPLIED TECHNOLOGIES, L.P., a Delaware limited partnership (the "PLEDGOR") and BANKBOSTON, N.A. (the "BANK").


                              W I T N E S S E T H:


      WHEREAS, the Bank may make loans to the Pledgor pursuant to a Line Letter Agreement dated of even date herewith (as amended from time to time, the "LINE AGREEMENT") between the Pledgor and the Bank; and

      WHEREAS, the willingness of the Bank to enter into the Line Agreement and to make loans thereunder is subject to the condition, among others, that the Pledgor execute and deliver to the Bank this Pledge Agreement;

      NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the Pledgor and the Bank agree as follows:

      Section 1. PLEDGE AND SECURITY INTEREST GRANT. As collateral security for the payment and performance in full of the obligations owing by the Pledgor to the Bank arising hereunder, under the Line Agreement or the Commercial Promissory Note of even date herewith made by Pledgor to the order of the Bank (as amended from time to time, the "NOTE"), of every kind and description, direct or indirect, absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising thereunder, (collectively, the "OBLIGATIONS"), the Pledgor hereby pledges and grants a security interest in favor of the Bank in 1,500,000 shares of its common voting stock in Applied Graphics Technologies, Inc., a Delaware corporation (the "COMPANY"), as described on Schedule A attached hereto, as amended from time to time, together with any and all profits, interest, dividends, income, distributions, cash and non-cash proceeds thereof, options and warrants and other rights appurtenant thereto, and substitutions therefor, and all rights of the Pledgor with respect to the Pledged Collateral under the Registration Rights Agreement dated as of April 16, 1996 by and between the Pledgor and the Company (as amended from time to time, the "REGISTRATION AGREEMENT"") (all of the foregoing being collectively referred to herein as the "PLEDGED COLLATERAL"). The Pledgor grants the Bank a continuing first lien and security interest in the Pledged Collateral, and assigns to the Bank any and all of its rights under the Pledged Collateral.

      Section 2. REGISTRATION, ETC. OF PLEDGED COLLATERAL. Any stock or securities held by the Bank as Pledged Collateral hereunder may, at the option of the Bank upon the occurrence and during the continuance off a "Nonpayment"
(as defined in the Note), be registered in the name of the Bank or its nominee. At any time after Nonpayment and registration of the Pledged Collateral in the name of the Bank, the Bank may, without notice and as applicable, exercise all voting and corporate rights at any meeting of the shareholders of the issuer of the Pledged Collateral, and exercise any and all rights of registration, conversion, exchange, subscription or any other rights, privileges or options pertaining to the Pledged Collateral as if it were the absolute owner thereof including,
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without limitation, the right to exchange, at its discretion, any and all of the
Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof, all without liability except to account for property actually received, but the Bank shall have no duty to exercise any of the aforesaid rights, privileges or options and shall not be responsible for any failure to do so or delay in so doing.

      Section 3. PAYMENTS IN RESPECT OF COLLATERAL.

      If the Pledgor shall at any time be entitled to receive or shall receive any cash, stock, stock certificate or other property, option or right, in respect of, as an addition to, in substitution or exchange for any of the Pledged Collateral, the Pledgor agrees that the same shall be deemed to be Pledged Collateral and shall be delivered directly to the Bank, to be held by the Bank subject to the terms hereof, as further security for the Obligations, and to take all steps necessary to arrange for such delivery. If the Pledgor receives any of the foregoing directly, it hereby agrees to hold such cash or other property in trust for the benefit of the Bank, and to turn over such cash or other property to the Bank immediately. The Bank shall have all of the rights set forth herein with respect thereto.

      Section 4. REPRESENTATIONS, WARRANTIES AND COVENANTS. The Pledgor hereby represents and warrants to and covenants with the Bank that:

      Section 4.1 Title to Pledged Collateral. The Pledgor is the sole legal and equitable owner of the Pledged Collateral, and holds good title to the same free and clear of all liens, charges, encumbrances and security interests or rights of others of every kind and nature whatsoever, except for the security interest granted hereunder to the Bank. The Pledgor has owned the Pledged Collateral continuously since April 22, 1996.

      Section 4.2 Intentionally Deleted.

      Section 4.3 Authorization. The Pledgor has good right and legal authority to assign, deliver, and/or create a security interest in the Pledged Collateral in the manner hereby provided or contemplated and will defend its title and the right, title and security interest of the Bank thereto against all claims of all persons or entities; the Pledged Collateral is genuine and is what it purports to be, and the execution, delivery and performance of this Agreement have been duly authorized. This Agreement constitutes a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as such enforcement may be limited by the effects of insolvency, bankruptcy, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights generally, and general equitable principles, whether or not considered in a proceeding in equity.

      Section 4.4 Unrestricted Collateral. Other than any requirement in connection with registration of the Pledged Collateral under the Securities Act of 1933 (as amended, the "SECURITIES ACT"), the Pledged Collateral is not subject to any restriction on transfer contained in any agreement, law, regulation, rule or policy to which the Pledgor is a party or by which the Pledgor is bound, which would prohibit or restrict the pledge or assignment of the Pledged Collateral hereunder.

      Section 4.5 Further Assurance. The Pledgor shall at all times do, make, execute and deliver all such additional and further acts and instruments as the Bank may at any time


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request in connection with the administration and enforcement of this Agreement or relative to the Pledged Collateral or any part thereof, or in order more completely to vest in and assure to the Bank or make available to it the property and rights herewith or hereafter granted, assigned or transferred to the Bank in the Pledged Collateral and to carry into effect the provisions and intent of this Agreement, including, without limitation, execution and delivery by the Pledgor of appropriate stock transfer powers, and instruction to the transfer agent with respect to the Pledged Collateral in connection with a pledge of additional Pledged Collateral under Section 4.7.

      Section 4.6 Disposition; Negative Pledge. The Pledgor hereby covenants that it will not sell, convey or otherwise dispose of any of the Pledged Collateral, nor will it create, incur or permit to exist any pledge, option, assignment, lien, charge, encumbrance or any security interest whatsoever with respect to any of the Pledged Collateral or the proceeds thereof.

      Section 4.7 Minimum Market Value; Additional Collateral. The Pledged Collateral shall at all times have a market value of not less than an amount equal to the product of (a) 2.22, multiplied by (b) the outstanding principal balance of the borrowings under the Line Agreement (the "MINIMUM VALUE"). In the event the market value of the Pledged Collateral is less than the Minimum Value, the Pledgor shall, within two "Business Days" (as defined in the Line Agreement) either immediately (a) repay a portion of the outstanding principal amount outstanding under the Line Agreement, or (b) pledge and deliver to the Bank any additional shares of the common voting stock of the Company, in addition to the Pledged Collateral, then owned by the Pledgor, together with any and all profits, interest, dividends, income, distributions, cash and non-cash proceeds thereof and substitutions therefor, or both, with aggregate fair market value at least equal to the amount by which the outstanding principal amount of the borrowings under the Line Agreement exceeds the Minimum Value.

      Section 4.8 Registration Agreement. Except with the prior written consent of the Bank, the Pledgor shall not amend, modify, or waive any term or condition contained in the Registration Agreement in a manner that is adverse to the interests of the Bank. The Pledgor shall promptly deliver to the Bank a copy of all notices given or received by the Pledgor under or in connection with the Registration Agreement.

      Section 5. DISTRIBUTIONS, ETC. In case, upon the, winding up, liquidation or reorganization of the Pledgor, whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Pledgor, any sum shall be paid or any property shall be distributed upon or with respect to any of the Pledged Collateral, such sum shall be paid over or such property shall be distributed to the Bank, to be held as collateral security for the Obligations. In case any stock dividend shall be declared on any of the Pledged Collateral, or any share of stock or fraction thereof shall be issued pursuant to any stock split involving any of the Pledged Collateral, or any distribution of capital shall be made on any of the Pledged Collateral, or any property shall be distributed on or with respect to the Pledged Collateral pursuant to recapitalization or reclassification of the capital of the Pledgor, the shares or other property so distributed shall be delivered to the Bank to be held as collateral security for the Obligations.


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      Section 6. DEFAULT.

      Section 6.1 Rights of the Bank. Upon the occurrence and during the continuance of any Nonpayment as defined in the Line Agreement or the Note, the Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable law and shall have the right, subject to any necessary prior consent of any governmental authority, at any time or times thereafter to sell, resell, assign and deliver all or any of the Pledged Collateral at public or private sale. Unless the Pledged Collateral is of a type customarily sold on a recognized market, the Bank will give the Pledgor at least 10 days' prior written notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made, which notice the Pledgor agrees is reasonable. All such sales shall be at such commercially reasonable price or prices as the Bank shall deem best and either for cash or on credit or for future delivery. At any such sale or sales the Bank may purchase any or all of the Pledged Collateral to be sold thereat upon such terms as the Bank may deem best. Upon any such sale or sales the Pledged Collateral so purchased shall be held by the purchaser absolutely free from any claims or rights of whatsoever kind or nature, including any equity of redemption and any similar rights, all such equity of redemption and any similar rights being hereby expressly waived and released by the Pledgor. In the event any consent, approval or authorization of any governmental agency will be necessary to effectuate any such sale or sales, the Pledgor shall execute all such applications or other instruments as may be required. The proceeds of any such sale or sales, together with any other additional collateral security at the time received and held hereunder, shall be received and applied: first, to the payment of all costs and expenses of such sale, including reasonable attorneys' fees; second, to the payment of the Obligations in such order of priority as the Bank shall determine; and any surplus thereafter remaining shall be paid to the Pledgor or to whoever may be legally entitled thereto; provided that in no event shall the Pledgor be credited with any part of the proceeds of the sale of the Pledged Collateral until cash payment thereon has actually been received by the Bank.

      Section 6.2 Securities Restrictions. The Pledgor recognizes that the Bank may be unable to effect a public sale of all or a part of the Pledged Collateral by reason of certain prohibitions contained in the Securities Act or the securities laws of various states (the "BLUE SKY LAWS"), but may be compelled to resort to one or more private sales to a restricted group of purchasers who will be obliged to agree, among other things, to acquire the Pledged Collateral for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor agrees that private sales so made may be at prices and upon other terms less favorable to the seller than if the Pledged Collateral were sold at public sales, and that the Bank has no obligation to delay sale of any the Pledged Collateral for the period of time necessary to permit the Pledged Collateral to be registered for public sale under the Securities Act or the Blue Sky Laws. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

      Section 7. RIGHTS OF BANK. Beyond the exercise of reasonable care to assure the safe custody of the Pledged Collateral while any of it is held by the Bank hereunder, the Bank shall have no duty or liability to anyone to collect any sums due or other property due in respect thereof or to protect or preserve any rights of any such party pertaining thereto, and shall be relieved of all responsibility for the Pledged Collateral upon the surrender of the same to the Pledgor. No course of dealing between the Pledgor and the Bank, nor any failure by the Bank to exercise or delay in exercising any right, power or privilege hereunder


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or under any of the Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided and provided under any of the Obligations are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law, including, without limitation, the rights and remedies of a secured party under the Uniform Commercial Code.

      Section 8. BANK AS ATTORNEY-IN-FACT. Upon the occurrence and during the continuance of any Nonpayment as defined in the Note, the Bank may, but without obligation to do so, as attorney-in-fact for the Pledgor, demand, sue for and/or collect any money or property at any time due, payable or receivable to which it may be entitled hereunder, on account of or in exchange for any of the Pledged Collateral. Upon the occurrence and during the continuance of any such Nonpayment, or in connection with any sale or other disposition of Pledged Collateral pursuant to this Agreement, the Bank shall have the right, for and in the name, place and stead of the Pledgor, as attorney-in-fact for the Pledgor, to execute endorsements, assignments, or other instruments of conveyance or transfer with respect to all or any of the Pledged Collateral. The Pledgor shall indemnify and hold harmless the Bank from and against any liability or damage which the Bank may incur in the exercise and performance, in good faith, of any of the Bank's powers and duties set forth herein.

      Section 9. ASSIGNMENTS, ETC. In the event of a sale or assignment by the Bank of all or any of the Obligations held by it in accordance with Section 13 of the Line Agreement, the Bank may assign or transfer its rights and interest under this Agreement in whole or in part to the purchaser or purchasers of such Obligations, whereupon such purchaser or purchasers shall become vested with all of the powers and rights given to the Bank hereunder, and the Bank shall thereafter be forever released and fully discharged from any liability or responsibility hereunder with respect to the rights and interests so assigned.

      Section 10. NOTICE. All notices hereunder shall be in writing and shall be deemed to have been duly made or given when delivered by hand, when properly deposited in the mail postage prepaid, return receipt requested, when sent by facsimile, receipt confirmed, or when delivered by reputable overnight courier addressed as follows:

      If to the Pledgor:

            Applied Printing Technologies, L.P.
            77 Moonachie Avenue
            Moonachie, New Jersey  07074

            Attention:  Chief Financial Officer


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      If to the Bank:

            BankBoston, N.A.
            100 Federal Street
            Boston, Massachusetts  02110

            Attention:  Media & Communications, Daniel Kortick

or such other address as either party directs the other in writing.

      Section 11. WAIVERS. Except as otherwise expressly provided herein, in the Note and in the Line Agreement, the Pledgor waives presentment, notice protest, notice or acceptance of this Agreement, notice of any loans made, extensions granted, collateral received or delivered or any other action taken in reliance thereon, all demands and notices in connection with the delivery, acceptance, performance, default or enforcement of any of the Obligations or other evidence of indebtedness for which any of the Pledged Collateral is pledged and all other demands and notices of any description, and assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of Pledged Collateral and to the addition or release of any party or person primarily or secondarily liable.

      Section 12. REINSTATEMENT. This Agreement shall continue to be effective, or be reinstated, as the case may be, if at any time any amount received by the Bank in respect of the Pledged Collateral is rescinded or must otherwise be restored or returned by the Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Pledgor or upon the appointment of any intervenor or conservator of, or trustee or similar official for, the Pledgor or any substantial part of its respective properties, or otherwise, all as though such payments had not been made.

      Section 13. MISCELLANEOUS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their legal representatives, successors and permitted assigns, and the term "Bank" shall be deemed to include any other permitted holder or holders of any of the Obligations. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of The Commonwealth of Massachusetts.


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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument by their duly authorized representatives as of the date first above written.

                                    APPLIED PRINTING TECHNOLOGIES, L.P.

                                    By:  APPLIED PRINTING TECHNOLOGIES, INC.,
                                        its General Partner


                                        By: /s/ Robert M. Okin
                                            --------------------------
                                        Name: Robert M. Okin
                                            --------------------------
                                        Its: Chief Financial Officer
                                            --------------------------

                                    BANKBOSTON, N.A.

                                       By: /s/ Daniel M. Kortick
                                           ---------------------------
                                          Daniel M. Kortick
                                          Vice President


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                                   SCHEDULE A




PLEDGED COLLATERAL

Issuer                Class     Certificate Number    Number of Shares
------                -----     ------------------    ----------------

Applied Graphics      Common                              1,500,000
Technologies, Inc.